Exhibit 10.2

ENDORSEMENT TO 10% SENIOR SECURED CONVERTIBLE NOTE

Precision Optics Corporation, Inc.

New York, New York
July 26, 2010

The 10% Senior Secured Convertible Note dated June 25, 2008 and amended December 11, 2008 and June 25, 2010 (the “Note”) of Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), payable to the order of Special Situations Private Equity Fund, L.P. (the “Holder”) in an aggregate principal amount of $275,000 and to which this Endorsement is affixed is hereby amended in the following respects:

1.             The term “Stated Maturity Date” is hereby restated to be “September 15, 2010.”

2.             In the event a default on the Note occurred solely as a result of the Stated Maturity Date not being extended prior to July 26, 2010, then the Holder waives any such default.

3.             Except as expressly amended by this Endorsement, the Note remains in full force and effect and the Company hereby reconfirms its obligations thereunder.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be duly executed, and the Holder has caused this Endorsement to be duly accepted, by their respective duly authorized representatives as of the day and year first above written.

PRECISION OPTICS CORPORATION, INC.

		By	/s/ Richard E. Forkey
Name: Richard E. Forkey
Title: Chief Executive Officer
Accepted:

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	General Partner